Exhibit 10.8

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of June 10, 2021, by and between the undersigned (the “Holder”) and Thunder Bridge II Surviving Pubco, Inc., a Delaware corporation which is changing its name to indie Semiconductor, Inc. (the “Company”).

Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Master Transactions Agreement, by and among the Company, Thunder Bridge II Surviving Pubco, Inc., Thunder Bridge Acquisition II, Ltd., Ay Dee Kay LLC, d/b/a indie Semiconductor (“ADK”), the Merger Subs described therein, each ADK Blocker, ADK Service Provider Holdco LLC and Donald McClymont, as the Company Securityholder Representative, dated as of December 14, 2020, as amended, (the “MTA”).

BACKGROUND

WHEREAS, pursuant to the MTA, the Holder is entering into this Agreement with the Company with respect to (1) all of such Holder’s portion of the Class A Pubco Shares that constitute Holder’s allocable share of the Merger Consideration pursuant to the MTA (the “Closing Shares”) and (2) Earned Earn Out Shares (if and when issued in accordance with the MTA, collectively with the Closing Shares, the “Shares”), during the Lock-up Period (as defined below).

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) Effective at the Closing, and subject to Section 1(b) below, during the Lock-up Period, the Holder irrevocably agrees that such Holder will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any of these transactions are to be settled by delivery of any Shares, or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any securities of Company.

(b) In furtherance of the foregoing, during the Lock-up Period, the Company will (i) place an irrevocable stop order on all the Shares, including those which may be covered by a registration statement, and (ii) notify the Company’s transfer agent in writing of the stop order and the restrictions on the Shares under this Agreement and direct the Company’s transfer agent not to process any attempts by the Holder to resell or transfer any Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) The term “Lock-up Period” means the earlier of (i) six (6) months after the Closing Date, and (ii) the consummation of a Surviving Pubco Sale after the Closing Date.

2. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of the Company’s Class A Common Stock, or any economic interest in or derivative of such shares, other than the Shares specified on the signature page hereto.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Shares in connection with (a) transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (b) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (c) by virtue of the laws of descent and distribution upon death of the Holder; or (d) pursuant to a qualified domestic relations order in each case where such transferee agrees to be bound by the terms of this Agreement; provided that in the case of any transfer pursuant to the foregoing clauses it shall be a condition to any such transfer that (i) the transferee/donee agrees with the Company, in a writing satisfactory in form and substance to the Company, to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were an original Holder hereunder, and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period.

3. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Company, the Company’s legal counsel, or any other advisor, consultant or affiliate of the Company.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5):

(a) If to Company, to:

indie Semiconductor

32 Journey

Aliso Viejo, California 92656

Attention: Tom Schiller, CFO

Telephone: (949) 608-0854

Email: Tom@indiesemi.com

with a copy to:

Loeb & Loeb

345 Park Avenue

New York, New York 10154

Attention: Mitchell Nussbaum; Giovanni Caruso

Telephone: (212) 407-4159

Email: mnussbaum@loeb.com; gcaruso@loeb.com

If to the Holder, to the email address set forth on the Holder’s signature page hereto, or to such other address as Holder may have furnished in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Company and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Dispute Resolution. Sections 11.6 and 11.7 of the MTA are incorporated by reference herein to apply, mutatis mutandis, with full force to any disputes arising under this Agreement.

14. Governing Law. Section 11.5 of the MTA is incorporated by reference herein to apply, mutatis mutandis, with full force to any disputes arising under this Agreement.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with any provision in the MTA, the terms of the MTA shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Thunder Bridge II Surviving Pubco, Inc.

By:
Name: Gary Simanson
Title: CEO

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:
Name:
Title:

Email:

[Signature Page to Lock-Up Agreement]